Exhibit 23.2

The Board of Directors
Rick's Cabaret International, Inc.



We consent to the use of our Report dated December 18, 1997, relating to the consolidated financial statements of Rick's Cabaret International, Inc. as of September 30, 1997 and 1996, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3.

                                         /s/ Jackson & Rhodes P.C.
                                         -------------------------
                                             Jackson & Rhodes P.C.



March 30, 1998
Dallas, Texas